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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): April 14, 1999



                          GLOBAL MAINTECH CORPORATION
                          ---------------------------
            (Exact name of registrant as specified in its charter)


         Minnesota                      0-14692                   41-1523657
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission file number)        (IRS employer
     of incorporation)                                       identification No.)



                7578 Market Place Drive, Eden Prairie, MN 55344
                -----------------------------------------------
                   (Address of principal executive offices)


      Registrant's telephone number, including area code: (612) 944-0400
                                                          --------------


                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets.
        ------------------------------------

        (a) On April 14, 1999, Global MAINTECH Corporation ("Global MAINTECH") acquired all of the issued and outstanding Common Stock, $.01 par value, and Series A Convertible Preferred Stock, $.01 par value (the "Outstanding Shares"), of Breece Hill Technologies, Inc. ("Breece Hill") in connection with the merger (the "Merger") of BHT Acquisition, Inc., a wholly owned subsidiary of Global MAINTECH, Inc., a wholly owned subsidiary of Global MAINTECH, with and into Breece Hill. In exchange for the cancellation of their Outstanding Shares, holders of such shares received rights to proportionate interests in the merger consideration (the "Merger Consideration"), which consists of a warrant to purchase 4,500,000 shares of Global MAINTECH Common Stock, no par value (the "Escrow Warrant"), at an exercise price of $1.50 per share, and an Earn Out Payment to be made, if at all, in the form of Global MAINTECH Common Stock and cash.

             The Earn Out Payment will equal (a) the Adjusted Sales (as defined below) less (b) the sum of (i) the Warrant Value (as defined below) and (ii) the cash and GMC Common Stock valued at $5,000,000 delivered pursuant to Sections 6.04 and 9.01 of the Merger Agreement (as defined below). At least 15% but not greater than 50% of the Earn Out Payment will be in the form of cash. The balance of the Earn Out Payment will be in the form of shares of GMC Common Stock, valued at a per share price equal to 90% of the average closing price for the 30 trading-day period ending on the last day of the Earn Out Period. However, GMC will not be required to deliver more than 10,000,000 shares of GMC Common Stock, in the aggregate, under the Earn Out Payment and Escrow Warrant. Subject to the foregoing, GMC will determine in its sole discretion the proportion of stock and cash it pays pursuant to the Earn Out Payment. The Earn Out Period is the 365-day period following the date on which the Certificate of Merger was filed. The "Adjusted Sales" figure will be computed according to a formula set forth in the Merger Agreement. The "Warrant Value" is 4,500,000 multiplied by the excess, if any, of the average closing bid price for the 30 trading-day period ending on the last day of the Earn Out Period over the aggregate exercise price of the Escrow Warrant on the last day of the Earn Out Period. The Merger Consideration is subject to certain claims of Breece Hill's lenders as set forth in the Agreement and Plan of Merger (the "Merger Agreement"), dated March 5, 1999, by and among Global MAINTECH, Global MAINTECH, Inc., BHT Acquisition, Inc. and Breece Hill.

             Also in connection with the Merger, Global MAINTECH agreed to replace all outstanding options to acquire Breece Hill shares with options to acquire Global MAINTECH Common Stock and to replace certain warrants to purchase Breece Hill Common Stock with warrants to purchase Global MAINTECH Common Stock. The description of the Merger contained herein is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

             The Merger Consideration was negotiated at arms' length by the parties. Prior the to closing of the Merger, the holders of the Outstanding Shares were not affiliated

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               with Global MAINTECH. The Merger will be accounted for as a taxable purchase effective as of March 15, 1999.

          (b) The assets of Breece Hill consist primarily of software inventory, intellectual property rights, property and equipment. Breece Hill utilizes its assets to supply automated tape libraries used to back up, restore and archive information stored in networks on servers, PCs and workstations, and on-line data storage subsystems. Global MAINTECH expects to continue to use Breece Hill's assets for the same purpose for the foreseeable future.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          ------------------------------------------------------------------

          (a)  Financial Statements of Business Acquired
               -----------------------------------------

               The required financial statements of Breece Hill are not included in this Current Report on Form 8-K. These financial statements will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than June 28, 1999.


          (b)  Pro Forma Financial Information
               -------------------------------

               The required pro forma financial information incorporating the financial information of Breece Hill is not included in this Report on Form 8-K. The pro forma financial information will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than June 28, 1999.

          (c)  Exhibits
               --------

               Exhibit No.  Description
               -----------  -----------

                    2.1 Agreement and Plan of Merger dated March 5, 1999 by and among Global MAINTECH Corporation, Global MAINTECH, Inc., BHT Acquisition, Inc., and Breece Hill Technologies, Inc. (incorporated by reference to the registrant's annual report on Form 10-KSB filed for the year ended December 31, 1998).

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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   April 29, 1999

                                   GLOBAL MAINTECH CORPORATION



                                   By: /s/ David McCaffrey
                                      ---------------------------------
                                      David McCaffrey
                                      Chief Executive Officer

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                               INDEX TO EXHIBITS


Exhibit
-------
Number    Item
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2.1       Agreement and Plan of Merger dated March 5, 1999 by and among Global
          MAINTECH Corporation, Global MAINTECH, Inc., BHT Acquisition, Inc., and Breece Hill Technologies, Inc. (incorporated by reference to the registrant's annual report on Form 10-KSB filed for the year ended December 31, 1998).